UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

QXO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut (Address of principal executive offices)	06831 (Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 3, 2026, QXO, Inc. (“QXO”) announced that its wholly owned subsidiary, QXO Building Products, Inc., priced its offering of $1,500.0 million of 6.500% Senior Notes due 2031 (the “2031 Notes”) and $1,500.0 million of 6.875% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”) at an issue price of 100%. The offering is expected to close on June 17, 2026, subject to customary closing conditions.

The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act, subject to market and other conditions. A copy of the press release announcing the pricing of the offering is furnished as Exhibit 99.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The information furnished in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of QXO under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals and the expected closing date of the offering, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition of TopBuild Corp. (“TopBuild”) may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition, including the risk that the required shareholder approvals may not be obtained; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and TopBuild’s business relationships with employees, customers, or suppliers, or on operating results or the businesses generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the acquisition agreement for TopBuild, including circumstances that require the payment of a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impacts of legislative, regulatory, economic, competitive or technological changes; (ix) QXO’s ability to finance the proposed transaction, including the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, market sector, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) those risks and uncertainties set forth in QXO’s and TopBuild’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2026

QXO, INC.

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title:	Chief Legal Officer